Exhibit 4.4

ADMINISTRATION AGREEMENT
Dated as of [___________]

among

FIRST HORIZON ABS TRUST 20[__]-HE[_]
(Trust)

[_____________]
(Administrator)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
(Seller)

and

[_____________]
(Indenture Trustee)

First Horizon ABS Trust 20[__]-HE[_]

          This Administration Agreement (this “Agreement”) dated as of [___________], among FIRST HORIZON ABS TRUST 20[__]-HE[_], a Delaware statutory trust, (the “Trust”), [_____________], as administrator (in such capacity the “Administrator”), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as seller (the “Seller”), and [_____________], a [_____________], as indenture trustee under the Indenture referred to herein (the “Indenture Trustee”).

W I T N E S S ETH:

          WHEREAS, the Trust is a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) created by a Trust Agreement dated as of [___________], among the Seller, First Horizon Asset Securities Inc., as depositor (the “Depositor”) and [_____________], as Owner Trustee (the “Owner Trustee”), as amended and restated by an Amended and Restated Trust Agreement dated as of [___________], among the Seller, the Depositor and the Owner Trustee (the “Trust Agreement”);

          WHEREAS, the Trust will issue First Horizon HELOC Notes, Series 20[__]-HE[_] (the “Notes”) and the Transferor Interest (collectively, the “Securities”);

          WHEREAS, the Notes will be secured by certain collateral, as more particularly set forth in the Indenture dated as of [___________] (the “Indenture”), between the Trust and [_____________], as Indenture Trustee (in such capacity, the “Indenture Trustee”);

          WHEREAS, the Transferor Interest will be created pursuant to the Trust Agreement;

          WHEREAS, the Trust has entered into certain agreements in connection with the issuance of the Securities, including (i) a Sale and Servicing Agreement dated as of [___________] (the “Sale and Servicing Agreement”), among the Trust, First Tennessee Bank National Association, as Seller and Master Servicer, the Depositor and the Indenture Trustee, (ii) the Letter of Representations dated [___________], among the Trust, the Indenture Trustee and The Depository Trust Company relating to the Notes (the “Note Depository Agreement”) and (iii) the Indenture (the Sale and Servicing Agreement, the Note Depository Agreement and the Indenture are, collectively, the “Related Agreements”);

          WHEREAS, pursuant to the Related Agreements and the Trust Agreement, the Trust is required to perform certain duties in connection with the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”);

          WHEREAS, the Trust desires to have the Administrator and the Seller, respectively, perform certain of the duties of the Trust referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement, the Related Agreements and the Trust Agreement as the Trust may from time to time request; and

          WHEREAS, the Administrator and the Seller have the capacity to provide the respective services required hereby and are willing to perform such services for the Trust and the Owner Trustee on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.	Duties of the Administrator.

          (a) Duties with Respect to the Trust Agreement, the Sale and Servicing Agreement and the Indenture.

                    (i) The Administrator accepts its appointment as Administrator and agrees to perform its duties hereunder. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Trust or the Owner Trustee, not in its individual capacity but solely as Owner Trustee, to take with respect to the following matters under the Sale and Servicing Agreement and the Indenture (parenthetical section references are to sections of the Indenture):

(A) the preparation of the Notes and the execution of the Notes upon their issuance and upon the registration of any transfer or exchange of the Notes (Sections 2.2 and 2.3);

(B) causing the Note Register to be kept and giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.3);

          (C) the notification to Noteholders of the final principal payment on their Notes or of the redemption of the Notes or duty to cause the Indenture Trustee to provide such notification (Section 2.6(b));

(D) performing the function of the Trust with respect to the cancellation of the Notes (Section 2.7);

(E) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2);

(F) [Reserved];

(G) the delivery to the Indenture Trustee, the Insurer and the Rating Agencies of prompt written notice of each Event of Default under the Indenture (Section 3.14);

(H) [reserved];

(I) the direction to the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

(J) the notification of the Indenture Trustee, the Insurer and the Rating Agencies of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement by the Master Servicer;

(K) the notification to the Insurer of a redemption of the Notes and the duty to cause the Master Servicer to deposit the required redemption amount into the Distribution Account (Section 10.1);

(L) the provision to the Indenture Trustee of certain calculations and information regarding tax withholding and reporting (Section 3.3(v)); and

          (M) the preparation and filing of all documents and reports by the Trust of Forms 8-K and 10-K as required under the Exchange Act, the rules and regulations of the Commission and the TIA (Sections 7.3 and 7.4);

Notwithstanding anything in this Agreement, the Related Agreements or the Trust Agreement to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.5 of the Trust Agreement, including with respect to, among other things, accounting and reports to the Transferor.

          (b) In carrying out the duties under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Administrator’s opinion, no less favorable to the Trust than would be available from unaffiliated parties.

          (c) Notwithstanding anything in this Agreement, the Related Agreements or the Trust Agreement to the contrary, the Administrator shall be responsible for promptly notifying the Paying Agent (as defined in the Trust Agreement) and the Insurer in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to the Transferor as contemplated in Section 5.2(c) of the Trust Agreement; provided, however, that no such notice shall be required to be given to the Paying Agent or the Indenture Trustee if the Administrator is the Paying Agent. Any such notice shall specify the amount of any withholding tax required to be withheld by the Paying Agent or the Indenture Trustee, as the case may be, pursuant to such provision.

          Section 2. Duties of the Seller With Respect to this Agreement, the Related Agreements and the Trust Agreement

          (a) The Seller agrees to perform all of the duties of the Trust under the Note Depository Agreement and the duties of the Owner Trustee under Section 7.8 of the Trust Agreement. In addition, the Seller shall consult with the Owner Trustee regarding the duties of the Trust under the Sale and Servicing Agreement and the Indenture. The Seller shall monitor the performance of the Trust and shall notify the Owner Trustee when action is necessary to comply with the Trust’s duties under the Trust Agreement, the Sale and Servicing Agreement or the Indenture. The Seller shall prepare for execution by the Trust, or shall cause the preparation by other appropriate Persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Trust Agreement, the Sale and Servicing Agreement or the Indenture (other than those duties to be performed by the Administrator pursuant to Section I hereof). In addition to the foregoing, the Seller shall take all appropriate action that is the duty of the Trust or the Owner Trustee to take pursuant to the Indenture (other than those duties to be performed by the Administrator pursuant to Section I hereof), including, without limitation, the following matters under the Indenture (parenthetical section references are to sections of the Indenture):

(A) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of all for any portion of the Trust Estate (Section 2.9);

          (B) the preparation and execution of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate;

          (C) the preparation of Issuer Orders, Officers’ Certificates and the obtaining of Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.2(b));

          (D) the monitoring (preparation and execution, as required) of the Trust’s obligations and duties to deliver annual Opinions of Counsel and Officer’s Certificates and other statements (Sections 3.6 and 3.9);

(E) the obtaining of an Opinion of Counsel for the release of the Trust Estate (Section 8.6);

          (F) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to any proposed amendment of the Trust Agreement or amendment to or waiver of any provision of any other document relating to the Trust Agreement (Section 9.3);

(G) the notification of the Insurer and the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.4 of the Indenture;

(H) the monitoring of the Trust’s obligations as to the satisfaction and discharge of the Indenture (Section 4.1);

(I) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2);

(J) the delivery to the Indenture Trustee, the Insurer and the Rating Agencies of prompt written notice of each Event of Default under the Indenture (Section 3.14); and

          (K) the notification of the Indenture Trustee, the Insurer and the Rating Agencies of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement by the Master Servicer and, if

such an Event of Servicing Termination arises from the failure of the Master Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d)), and upon the termination of the Master Servicer, the appointment of a Successor Master Servicer thereunder and the notifications in connection therewith (Section 3.7(e));

          (b) The Seller will indemnify the Administrator and the Owner Trustee and their respective successors, assigns, directors, officers, employees and agents for, and hold each of them harmless against, any damages, costs, disbursements, taxes, actions, suits, claims, losses, liability or expense of any kind whatsoever incurred without willful misconduct, negligence or bad faith on the part of either the Administrator or the Seller, arising out of or in connection with the acceptance or administration of the transactions contemplated by this Agreement and the Trust Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement. This section shall survive the termination of this Agreement and the Trust.

          In addition to the duties of the Seller set forth above, to the extent not covered in Section 1 or Section 2(a) above, the Seller shall prepare for execution by the Trust or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 6 of this Agreement, and in accordance with the directions of the Owner Trustee, the Seller shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Seller.

          Section 3. Records.

          The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust and the Seller at any time during normal business hours.

          Section 4. Compensation.

          The Administrator will perform the duties and provide the services called for under Section 1 above without any separate compensation therefor for so long as the Seller is the Administrator, and the Indenture and the Sale and Servicing Agreement remain in effect, and thereafter for such compensation as shall be agreed upon by the Administrator and the Seller. The Administrator shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out of pocket expenses incurred or made by it. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Administrator’s agents, counsel, accountants and experts.

          The Seller’s payment obligations to the Administrator pursuant to this Section shall survive the discharge of this Agreement.

          Section 5. Additional Information to be Furnished to the Trust.

          The Administrator shall furnish to the Owner Trustee on behalf of the Trust from time to time such additional information regarding the Collateral as the Owner Trustee shall reasonably request.

          Section 6. Independence of the Administrator.

          For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trust, the Administrator shall not have authority to act for or represent the Trust or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Owner Trustee.

          Section 7. No Joint Venture.

          Nothing contained in this Agreement shall (i) constitute the Administrator, and either of the Trust or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of the Administrator, the Trust or the Owner Trustee, or (iii) be deemed to confer on any of the Administrator, the Trust or the Owner Trustee any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          Section 8. Other Activities of Administrator.

          Nothing herein shall prevent the Administrator or its respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trust or the Owner Trustee.

          Section 9. Term of Agreement: Resignation and Removal of Administrator.

          (a) This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms and the dissolution of the Trust, upon which event this Agreement shall automatically terminate.

          (b) Subject to Section 9(e) of this Agreement, the Administrator may resign its duties hereunder by providing the Trust with at least 60 days’ prior written notice.

          (c) Subject to Section 9(e) of this Agreement, the Trust may remove the Administrator without cause by providing the Administrator, with at least 60 days’ prior written notice.

          (d) Subject to Section 9(e) of this Agreement, the Trust may remove the Administrator immediately upon written notice of termination from the Trust to the Administrator, as the case may be, if any of the following events shall occur:

                    (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after written notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust);

                    (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator, in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator, or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                    (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

          The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Trust and the Indenture Trustee within seven days after the happening of such event.

          (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Trust, (ii) such successor Administrator shall have agreed in writing to he bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder and (iii) the Insurer shall have consented thereto. If a successor Administrator does not take office within 60 days after the retiring Administrator resigns or is removed, the retiring Administrator, the Trust, the Insurer or a majority of the outstanding Notes may petition a court of competent jurisdiction for the appointment of a successor Administrator.

          (f) The appointment of any successor Administrator shall be effective only after the Insurer has consented thereto and satisfaction of the Rating Agency Condition with respect to the proposed appointment.

          (g) Subject to Sections 9(e) and (f) of this Agreement, the Seller acknowledges that upon resignation and removal of First Tennessee Bank National Association, as Master Servicer, and the appointment of a successor Master Servicer pursuant to Sections 7.01 and 7.02, respectively, of the Sale and Servicing Agreement, the Seller’s appointment hereunder and the Administrator’s appointment hereunder shall terminate automatically and such successor Master Servicer shall automatically assume the duties of the Seller and the Administrator hereunder. Any such successor Master Servicer shall be required to agree to assume the duties of the Seller and the Administrator under the terms and conditions of this Agreement in its acceptance of its appointment as successor Master Servicer.

          Section 10. Action upon Termination Resignation or Removal of the Administrator

          Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) or the resignation or removal of the Administrator pursuant to Section 9(b) or (c), respectively, the Administrator shall be entitled to be paid all expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith deliver to the Trust upon such termination pursuant to Section 9(a) of this Agreement or such resignation or removal of the Administrator pursuant to Section 9(b), (c) or (d), all property and documents of or relating to the Collateral then in the custody of the Administrator, and the Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of the Administrator.

          Section 11. Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified or registered mail, postage prepaid, addressed as follows:

(a)	if to the Trust, to

First Horizon ABS Trust 20[__]-HE[_]
c/o [_____________] (as Owner Trustee)
[________________]
Tel: [_____________]
Fax: [____________]
Attn: [___________________]
with a copy to the Seller at

First Tennessee Bank National Association
165 Madison Avenue, 8th Floor
Memphis, Tennessee 38103
Tel: (901) 523-4724
Fax: (901) 523-4248
Attn: [______________]

(b)	if to the Administrator, to

[_____________]
[______________]
Tel: [______________]
Fax: [_____________]
Attn: [___________________]

(c)	if to the Seller, to

First Tennessee Bank National Association

165 Madison Avenue, 8th Floor
Memphis, Tennessee 38103
Tel: (901) 523-4724
Fax: (901) 523-4248
Attn: [________________]

(d)	if to the Insurer, to

[___________________]
[_________________]
Attention: [________________]

(e)	if to the Owner Trustee, to

[_____________]
[_______________]
Tel: [_____________]
Fax: [______________]
Attn: [________________]

or to such other address as any party shall have provided to the other parties in writing.

          Section 12. Amendments.

          This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Trust, the Administrator and the Indenture Trustee, with the prior written consent of the Insurer and the Owner Trustee (which consent shall not be unreasonably withheld) without the consent of the holders of any Securities, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner, the rights of the holders of any class of the Securities; provided, however, that such amendment will not materially and adversely affect the interest of any bolder of any of the Securities or the Insurer. An amendment described above shall be deemed not to adversely affect in any material respects the interests of any holder of any of the Securities or the Insurer if either (i) an Opinion of Counsel is obtained to such effect, or (ii) the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment. This Agreement may also be amended by the Trust, the Administrator and the Indenture Trustee with the prior written consent of the Insurer, the Owner Trustee (which consent shall not be unreasonably withheld) and the holders of Notes evidencing at least a majority of the outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Mortgage Loans or distributions that are required to be made for the benefit of the holders of any class of Securities or (ii) reduce the aforesaid percentage of the holders of any class of Securities which is required to consent to any such amendment, in either case of clause (i) or (ii) without the consent of the holders of all the outstanding Notes and the Transferor Interest.

          Section 13. Successor and Assigns.

          This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Indenture Trustee and the Owner Trustee, subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Indenture Trustee and the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Trust, the Indenture Trustee and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

          Section 14. GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 15. Headings.

          The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          Section 16. Counterparts.

          This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

          Section 17. Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 18. Not Applicable to [_____________] in Other Capacities.

          Nothing in this Agreement shall affect any obligation [_____________] may have in any other capacity.

          Section 19. Limitation of Liability of Owner Trustee.

          Notwithstanding anything contained herein to the contrary, this Agreement has been executed by [_____________] not in its individual capacity but solely in its capacity as Owner

Trustee of the Trust and in no event shall [_____________] in its individual capacity or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          Section 20. Limitation of Liability of the Indenture Trustee.

          Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [_____________], as Indenture Trustee, not in its individual capacity but solely in its capacity as Indenture Trustee and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. [_____________] in acting hereunder as the Indenture Trustee shall be entitled to all of the rights protections and immunities of the Indenture Trustee under they Indenture.

          Section 21. The Indenture Trustee.

          The Indenture Trustee shall perform all of the duties and obligations of the Indenture Trustee, and consents to its appointment as Certificate Registrar and Paying Agent, under the Trust Agreement.

          Section 22. Benefit of Agreement.

          It is expressly agreed that in performing its duties under this Agreement, the Administrator will act for the benefit of holders of the Securities as well as for the benefit of the Trust and the Insurer, and that such obligations on the part of the Administrator shall be enforceable at the direction of the Indenture Trustee, the Trust and the Insurer.

          Section 23. Bankruptcy Matters.

          No party to this Agreement shall take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief of the Trust as debtor under any applicable federal or state law relating to bankruptcy, insolvency or other relief for debtors with respect to the Trust; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, or cause the Trust to make any general assignment for the benefit of creditors of the Trust or take any action in furtherance of any of the above actions.

          Section 24. Capitalized Terms.

          Capitalized terms used and not defined herein have the meanings assigned to them in the Indenture. Capitalized terms used and not defined herein or in the Indenture have the meanings assigned to there in the Sale and Servicing Agreement.

          Section 25. Third Party Beneficiary.

          The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

          Section 26. Power of Attorney.

          The Owner Trustee shall, on behalf of itself and of the Trust, execute and deliver to the Administrator and the Seller and to each successor to either the Administrator or the Seller hereunder, one or more powers of attorney substantially in the form of Exhibit A, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Trust for the purpose of executing on behalf of the Owner Trustee and the Trust all such documents, reports, filings, instruments, certificates and opinions as shall be required hereunder.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FIRST HORIZON ABS TRUST 20[__]-HE[_]

By:	[_____________],
not in its individual capacity, but solely as Owner Trustee,

By:

Name:

Title:

[_____________]
as Administrator

By:

Name:

Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Seller

By:

Name:

Title:

[_____________]
not in its individual capacity, but solely as Indenture Trustee

By:

Name:

Title:

EXHIBIT A

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEWCASTLE	)

          KNOW ALL MEN BY THESE PRESENTS, that [_____________], a [_____________], not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for First Horizon ABS Trust 20[__]-HE[_] (the “Trust”), does hereby make, constitute and appoint [_____________], as administrator under the Administration Agreement dated as of [___________] (the “Administration Agreement”), among the Trust, First Tennessee Bank National Association, as Seller, [_____________] as Administrator and [_____________], as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Related Agreements, or pursuant to Section 5.5 of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

          EXECUTED this ___ day of [__________].

[_____________], not in its individual capacity, but solely as Owner Trustee

Name:

Title:

STATE OF DELAWARE	)
)
COUNTY OF NEWCASTLE	)

          Before me, the undersigned authority, on this day personally appeared ___________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

          Sworn to before me this ___ day of [__________].

Notary Public – State of Delaware